                                                                Exhibit 9(c)(ii)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                      AMONG

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                             OPPENHEIMERFUNDS, INC.

                                       AND

                       CUNA MUTUAL LIFE INSURANCE COMPANY

     Pursuant to the Participation Agreement ("Participation Agreement"), made and entered into a of the 20th day of February 1997, and as amended by Amendment No. l to Participation Agreement Among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and CUNA Mutual Life Insurance Company, dated September 22,1999, by and among Oppenheimer Variable Account Funds OppenheimerFunds, Inc., and CUNA Mutual Life Insurance Company, the parties hereby agree to amend Schedules 2 and 3 as attached hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment No.2 to the Participation Agreement ("Amendment") to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall take effect on October 1, 2002.

                                     CUNA MUTUAL LIFE INSURANCE COMPANY
                                     By its authorized officer,


                                     By: /s/ Michael S. Daubs
                                         ---------------------------------------
                                         Michael S. Daubs
                                     Title: Chief Officer - Investments
                                     Date: Sept. 30, 2002


                                     OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                     By its authorized officer,


                                     By: /s/ Denis R. Molleur
                                         ---------------------------------------
                                          Denis R. Molleur
                                     Title: Assistant Secretary
                                     Date: 10/8/02


                                     OPPENHEIMERFUNDS, Inc.
                                     By its authorized officer,


                                     By: /s/ Michael Keogh
                                         ---------------------------------------
                                         Michael Keogh
                                     Title: Vice President

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                                                           As of October 1, 2002

                                   SCHEDULE 2

                       CUNA MUTUAL LIFE INSURANCE COMPANY
                                    CONTRACTS

                     COVERED BY SEPARATE ACCOUNTS LISTED IN
                                   SCHEDULE 1

CUNA Mutual Life Variable Annuity
   Account MEMBERS Variable
   Annuity Product

CUNA Mutual Life Variable Account
   MEMBERS Variable Universal Life Product
   MEMBERS Variable Universal Life II Product

CUNA Mutual Life Group Variable Annuity Account
   UltraSaver Group Annuity Product
   CU Pension Saver Group Annuity Product
   CU UltraSaver Group Annuity Product
   CU Select Pension Saver Group Annuity Product

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                                                           As of October 1, 2002

                                   SCHEDULE 3

                  OPPENHEIMER VARIABLE ACCOUNT FUNDS PORTFOLIO

Oppenheimer High Income Fund/ VA, Non-Service shares

Oppenheimer Main Street Growth & Income Fund/VA, Non-Service Shares

Oppenheimer Capital Appreciation Fund/VA, Non-Service Shares